960 CENTURY DRIVE
MECHANICSBURG, PA 17055

First Amendment to Lease Agreement

    This First Amendment is made as of this 9th day of August, 2021 by and between Century Park Investments, LP ("Landlord"), and Select Medical Corporation ("Tenant").

    BACKGROUND
A.Landlord and Tenant are parties to that certain Office Lease Agreement dated October 30, 2014 (thereto, the “Lease”) pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 17,147 of rentable square feet of space known as the Second Floor, in the building located at 960 Century Drive, Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease; and

B.Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant amend the following terms contained in the Lease dated October 30, 2014 as follows:

1.Both Landlord and Tenant agree to renew the Lease Agreement for the second floor. an additional seven (7) years, effective December 1, 2021.
2.The Lease Term will expire midnight November 30, 2028.
3.The beginning Rental Rate effective December 1, 2021 will be $20.50/rsf.
4.The Rental Rate will increase by 2.5% annually.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.
    IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed on the day and year first set forth above.

Landlord:    Century Park Investments, LP

By:
John M. Ortenzio, Manager of the General Partner

Date: _______________________________

Tenant:     Select Medical Corporation

By:

______________________________
(Print name)

Title: ________________________________

Date: ________________________________